UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2010

CC MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices, zip code)

(210) 822-2828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 26, 2010. Set forth below are the final voting results for each proposal submitted to a vote of the stockholders.

1. Election of Directors
Class A Common Stock	Votes For	Votes Against	Abstentions	Broker Non- Votes
David C. Abrams	20,513,641	3,281	5,277	592,271
Steven W. Barnes	20,392,029	121,407	8,763	592,271
Richard J. Bressler	20,311,319	202,117	8,763	592,271
Charles A. Brizius	20,391,347	122,089	8,763	592,271
John P. Connaughton	20,390,707	122,729	8,763	592,271
Blair E. Hendrix	20,311,799	201,757	8,643	592,271
Jonathon S. Jacobson	20,509,455	3,881	8,863	592,271
Ian K. Loring	20,391,367	122,089	8,743	592,271
Mark P. Mays	20,388,284	127,663	6,252	592,271
Randall T. Mays	20,388,284	127,663	6,252	592,271
Scott M. Sperling	20,312,501	200,935	8,763	592,271
Kent R. Weldon	20,391,147	122,289	8,763	592,271

Class B Common Stock	Votes For	Votes Against	Abstentions	Broker Non- Votes
David C. Abrams	59,523,048	0	0	0
Steven W. Barnes	59,523,048	0	0	0
Richard J. Bressler	59,523,048	0	0	0
Charles A. Brizius	59,523,048	0	0	0
John P. Connaughton	59,523,048	0	0	0
Blair E. Hendrix	59,523,048	0	0	0
Jonathon S. Jacobson	59,523,048	0	0	0
Ian K. Loring	59,523,048	0	0	0
Mark P. Mays	59,523,048	0	0	0
Randall T. Mays	59,523,048	0	0	0
Scott M. Sperling	59,523,048	0	0	0
Kent R. Weldon	59,523,048	0	0	0

Total	Votes For	Votes Against	Abstentions	Broker Non- Votes
David C. Abrams	80,036,689	3,281	5,277	592,271
Steven W. Barnes	79,915,077	121,407	8,763	592,271
Richard J. Bressler	79,834,367	202,117	8,763	592,271
Charles A. Brizius	79,914,395	122,089	8,763	592,271
John P. Connaughton	79,913,755	122,729	8,763	592,271
Blair E. Hendrix	79,834,847	201,757	8,643	592,271
Jonathon S. Jacobson	80,032,503	3,881	8,863	592,271
Ian K. Loring	79,914,415	122,089	8,743	592,271
Mark P. Mays	79,911,332	127,663	6,252	592,271
Randall T. Mays	79,911,332	127,663	6,252	592,271
Scott M. Sperling	79,835,549	200,935	8,763	592,271
Kent R. Weldon	79,914,195	122,289	8,763	592,271

2. Ratification of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2010
	Votes For	Votes Against	Abstentions	Broker Non- Votes
Class A Common Stock	21,061,510	5,312	47,648	0

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Class B Common Stock	59,523,048	0	0	0

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Total	80,584,558	5,312	47,648	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: May 27, 2010	By:	/s/ Mark P. Mays
		Name:	Mark P. Mays
		Title:	Chief Executive Officer

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